Exhibit 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the Schedule 13G with respect to beneficial ownership by the undersigned of ordinary shares, with a nominal value of €0.01 per share, of Ardagh Metal Packaging S.A. filed on or about the date hereof is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to such Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument.

Date: November 19, 2025

ARDAGH GROUP S.A.

By:	/s/ Mark Porto
Name:	Mark Porto
Title:	Director

By:	/s/ Herman Troskie
Name:	Herman Troskie
Title:	Director

ARD HOLDINGS S.A.

By:	/s/ Paul Coulson
Name:	Paul Coulson
Title:	Director

By:	/s/ Gerald Moloney
Name:	Gerald Moloney
Title:	Director

By:	/s/ Paul Coulson
Name:	Paul Coulson